Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-193022) on Form S-8 and Registration Statement (No. 333-190943) on Form S-3 of Mandalay Digital Group, Inc. (the “Company”) of our report dated June 30, 2014, relating to our audit of the consolidated financial statements of the Company and Subsidiaries, which appear in this Amendment No. 2 to the Form 10-K of the Company for the year ended March 31, 2014.

/s/ SingerLewak LLP

Los Angeles, California

January 7, 2015